SUBITEM 77M  Mergers

Pursuant to the Securities
 Act of 1933 as amended
and the General Rules and
Regulations
thereunder a Registration
Statement on Form N14
 SEC File No 333 143413
was filed on May
31 2007  This filing
relates to an Agreement
and Plan of Reorganization
 whereby Federated
Municipal Securities Fund
IncSurviving Fund acquired
all of the assets of
 Federated Vermont
Municipal Income Fund
Acquired Fund a portfolio
 of Federated Municipal
Securities Income
Trust in exchange for
 shares of the Surviving
 Fund Shares of the
Surviving Fund were
distributed on a pro
 rata basis to the
shareholders of the
Acquired Fund in complete
liquidation and termination
 of the Acquired Fund
 As a result effective
August 17 2007 each
shareholder of the
Acquired Fund became
the owner of Surviving
 Fund shares having a
 total
net asset value equal
to the total net asset
 value of his or her
 holdings in the Acquired
 Fund

The Agreement and Plan
 of Reorganization providing
 for the transfer of
the assets of the
Acquired Fund to the
Surviving Fund was
 approved by the Board
of Trustees at their
 Regular
Meeting held in May
2007 and was also
approved by Acquired
 Fund shareholders at
 a Special
Meeting held on August
 17 2007

The Agreement and Plan
 of Reorganization for
 this merger is hereby
 incorporated by reference
from the definitive
Prospectus Proxy Statement
 filed with the SEC on
July 16 2007